CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of MV Fund II, LLC for the quarter ended December 31,  2004, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)     the Quarterly Report on Form 10-QSB of MV Fund II, LLC for the quarter ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, fairly presents in all material respects, the financial condition and results of operations of MV Fund II, LLC.

By:	/s/ Sam Medley ______________________
Name:	Sam Medley
Title:	Chief Executive Officer of MV Funding Group, Inc., sole Manager of MV Funding Group, Inc., sole Manager of MV Fund II, LLC

Date:	December 30, 2005
By:	/s/ Rowe Nelson ______________________
Name:	Rowe Nelson
Title:	Chief Financial Officer of MV Funding Group, Inc., sole Manager of MV Fund II, LLC
Date:	December 30, 2005